REGISTRATION RIGHTS AGREEMENT


         REGISTRATION RIGHTS AGREEMENT (this "Agreement") dated as of February 6, 2002 by and between RTIN Holdings, Inc., a Texas corporation (the "Company"), and Laurence Solow and Ann E. Rau (collectively, "Founders").

         WHEREAS, the Company and Founders have entered into that certain Stock Purchase Agreement, dated as of December 5, 2001 (the "Stock Purchase Agreement"), providing for, among other things, the issuance to Founders and their designated assignees, in the aggregate, 3,521,127 shares of the Company's common stock, par value $0.01 per share ("Common Stock"); and

         WHEREAS, the Section 7.2 of the Stock Purchase Agreement provides that Founders shall have the right to rescind the Stock Purchase Agreement if the Company fails to fulfill its funding obligations as set forth in Sections 5.1 and 5.2 therein in accordance with the timetables set forth in Schedules 5.1 and
5.2 therein;

         WHEREAS, in exchange for the execution and delivery of this Agreement by and between the Company and the Founders, the Founders have agreed to grant the Company an extension until February 28, 2002 to fulfill its above-referenced funding obligations under the Stock Purchase Agreement.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

         1. Definitions. For the purposes of this Agreement, the following terms shall have the following meanings:

                  "Commission" shall mean the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

                  "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

                  "Holder" shall mean Founders and those Persons designated under Section 2.2 of the Stock Purchase Agreement.

                  "Person" shall mean any individual, corporation, partnership, limited liability company or partnership, association, trust or other entity or organization, including a government or a political subdivision or an agency or instrumentality thereof.

                  "Registrable Securities" shall mean the Common Stock issued or issuable under the Stock Purchase Agreement and any securities issued by the Company in respect of such shares of Common Stock. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities on the earlier of (i) the date on

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         which  a  registration  statement  with  respect  to the  sale  of such securities  has been declared  effective  under the  Securities Act and
         such   securities  have  been  disposed  of  in  accordance  with  such registration statement, (ii) the date on which they have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer having been delivered by the Company and subsequent disposition of them not requiring registration or qualification of them under the Securities Act or any state securities or blue sky law then in force, or (iii) the date on which they have ceased to be outstanding.

                  "Registration  Expenses"  shall  mean  any  and  all  expenses incident to performance of or compliance with this Agreement, including, without limitation, (i) all Commission and stock exchange or National Association of Securities Dealers, Inc. registration and filing fees, (ii) all fees and expenses of complying with securities or blue sky laws, (iii) all printing, messenger and delivery expenses,
         (iv) all fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange pursuant to paragraph (viii) of Section 4, (v) the fees and disbursements of counsel for the Company and of its independent public accountants, including the expenses of any special audits required by or incident to such performance and compliance and the reasonable fees of any special experts retained in connection with the requested registration, but excluding the expenses of counsel to the Holder and (vi) any fees and disbursements of underwriters customarily paid by the issuers or sellers of securities and the reasonable fees and expenses of any special experts retained in connection with the requested registration, but excluding underwriting discounts and commissions and transfer taxes, if any.

                  "Rule 144" shall mean Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

                  "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

         2. Registration on Request.

                  (a)  Request  by the  Founders.  At  any  time  following  the execution of this Agreement, the Founders, on behalf of all Holders, may, on not more than two (2) occasions, make a request to the Company to effect the registration under the Securities Act on Form S-3 (or any successor or similar short-form registration statement) of such Holder's Registrable Securities, subject to the volume limits set forth herein in this Section 2, and specifying the intended method of disposition thereof. Upon receipt of such written request, the Company thereupon will, as expeditiously as possible, effect on Form S-3 the registration under the Securities Act of the Registrable Securities that the Company has been so requested to register by the Holder.

                  (b)  Expenses.   In  connection   with  the   registration  of
         Registrable Securities pursuant to this Section 2, the Company will pay all Registration Expenses.

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                  (c) Effective Registration Statement. A registration requested pursuant to this Section 2 will not be deemed to have been effected unless it has become effective, provided that, if within 90 days after it has become effective the offering of Registrable Securities pursuant to such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court, such registration will be deemed not to have been effected.

                  (d) Limitation on Registration on Request. The parties agree that the Holder shall only be entitled to two (2) demand registration rights under this Section 2 to request the Company to effect the registration of any Registrable Securities. The first demand registration rights ( the "First Demand Rights") shall be limited to the registration of not more than ten percent (10%) of the Registrable Securities; there shall be no such volume limitations as to the second demand registration rights (the "Second Demand Rights"). However, the Second Demand Rights may not be exercised prior to January 1, 2003.

         3. Registration Procedures. If and whenever the Company is required to cause the registration of any Registrable Securities under the Securities Act as provided in this Agreement, the Company will, as soon as practicable:

                  (i) prepare and, in any event within thirty (30) days after the date of the Holder's request for registration, file with the Commission a registration statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such registration statement to become effective;

                  (ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to (A) keep such registration statement effective for a period not in excess of (1) 120 days with regard to the First Demand Rights and (2) eighteen (18) months with regard to the Second Demand Rights and (B) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the seller thereof set forth in such registration statement;

                  (iii) furnish to the seller of Registrable Securities such reasonable number of copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such reasonable number of copies of the prospectus included in such registration statement (including each preliminary prospectus and summary prospectus), and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities by such seller but only while the Company shall be required under the provisions hereof to cause the registration statement to remain current;

                  (iv) promptly furnish the seller of Registrable Securities notice of any stop-order or similar notice issued by the Commission or any state agency charged with the regulation of securities;


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

                  (v) register or qualify such Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions within the United States as the seller shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction where, but for the requirements of this paragraph (v), it would not be obligated to be so qualified, to subject itself to taxation in any such jurisdiction, or to consent to general service of process in any such jurisdiction;

                  (vi) cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller to consummate the disposition of such Registrable Securities;

                  (vii) notify promptly the seller of any such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in paragraph
         (ii) of this Section 3, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller, as soon as practicable, a reasonable number of copies of an amended or supplemental prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing; and

                  (viii) use commercially reasonable efforts to list or admit for trading such Registrable Securities on any securities exchange on which the Common Stock is then listed, if such Registrable Securities are not already so listed and if such listing is then permitted under the rules of such exchange.

         The Company may require the seller of Registrable Securities as to which any registration is being effected to furnish the Company with such information regarding such seller and pertinent to the disclosure requirements relating to the registration and the distribution of such securities as the Company may from time to time reasonably request in writing.

         The Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in paragraph (vii) of this
Section 3, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable


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

Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (vii) of this Section 3, and, if so directed by the Company, the Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the period mentioned in paragraph (ii) of this Section 3 shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to paragraph (vii) of this Section 3 and including the date when each seller of Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (vii) of this Section 3.

         The Holder shall comply with the prospectus delivery requirements of the Securities Act in connection with the offer and sale of Registrable Securities.

         4. Indemnification and Contribution.

         (a) Indemnification by the Company. In the event of any registration of any securities of the Company under the Securities Act pursuant to Section 2 herein, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, the seller of any Registrable Securities covered by such registration statement, each affiliate of such seller and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof), and each other Person, if any, who controls such seller within the meaning of the Securities Act (collectively, the "Holder Indemnified Parties"), against any and all losses, claims, damages or liabilities, joint or several, and expenses to which such seller, any such director or officer or general or limited partner or affiliate or any such controlling Person may become subject under the Securities Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof, whether or not such Holder Indemnified Party is a party thereto) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and the Company will reimburse the Holder Indemnified Party for any legal or any other expenses reasonably incurred by such Holder Indemnified Party in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable to any Holder Indemnified Party in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reasonable reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any


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

such seller. Notwithstanding the foregoing, insofar as the foregoing indemnity relates to any such untrue statement (or alleged untrue statement) or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in an amended prospectus on file with the Commission or in the final prospectus filed with the Commission, the indemnity agreement herein shall not inure to the benefit of any seller if a copy of such amended prospectus or the final prospectus was not furnished to the person or entity asserting the loss, liability, claim or damage at or prior to the time such furnishing is required by the Securities Act.

         (b) Indemnification by the Seller. The Company may require, as a condition to including any Registrable Securities in any registration statement filed in accordance with Section 3 herein, that the Company shall have received an undertaking reasonably satisfactory to it from the prospective seller of such Registrable Securities to indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 4) the Company and all other prospective sellers, each of their respective affiliates and their respective directors and officers or general and limited partners (and the directors, officers, affiliates and controlling Persons thereof) and each other Person, if any, who controls the Company or any such seller within the meaning of the Securities Act (collectively, the "Company Indemnified Parties") with respect to any statement or alleged statement in or omission or alleged omission from such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such seller specifically for use in the preparation of such registration statement, preliminary, final or summary prospectus or amendment or supplement, or a document incorporated by reference into any of the foregoing. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any of the prospective sellers, or any of their respective affiliates, directors, officers or controlling Persons and shall survive the transfer of such securities by such seller.

         (c) Notices of Claims, Etc. Promptly after receipt by a Holder Indemnified Party or a Company Indemnified Party (collectively, the "Indemnified Party") of written notice of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this
Section 4, such Indemnified Party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action, provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 4, except to the extent that the indemnifying party is materially prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the indemnifying party will be entitled to participate in and to assume control of the defense of such action, including any settlement thereof, provided that the indemnifying party will not agree to any settlement without the prior consent of the Indemnified Party (which consent shall not be unreasonably withheld) unless (i) the terms of such settlement require no more than the payment of money (i.e., such settlement does not require the Indemnified Party to admit any wrongdoing or take or refrain from taking any action), (ii) the full amount of such monetary compromise or settlement will be paid by the


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indemnifying  party,  and (iii) the  Indemnified  Party receives as part of such settlement a legal, binding and enforceable unconditional satisfaction and/or release, in form and substance reasonably satisfactory to it, providing that such claim and any claimed liability of the Indemnified Party with respect thereto is being satisfied by reason of such settlement and that the Indemnified Party is being released from all obligations or liabilities it may have with respect thereto. After notice has been provided by the indemnifying party to such Indemnified Party of its election to assume the defense of any claim pursuant to this Section 4(c), the indemnifying party will not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense of such claim. In the event that the indemnifying party does not assume the defense of a claim pursuant to this
Section 4(c), the Indemnified Party will have the right to defend such claim by all appropriate proceedings, and will have control of such defense and proceedings, provided that no Indemnified Party shall agree to any settlement without the prior consent of the indemnifying party (which consent shall not be unreasonably withheld) unless the Indemnified Party irrevocably waives its right to indemnity under this Agreement with respect to such settlement. Each Indemnified Party shall, and shall cause its legal counsel to, provide reasonable cooperation to the indemnifying party and its legal counsel in connection with its assuming the defense of any claim, including the furnishing of the indemnifying party with all papers served in such proceeding.

         (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraph of this Section 4 (with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

         (e) Contribution. If the indemnity provided for in the foregoing paragraphs of this Section 4 is unavailable or insufficient for any reason to hold harmless an Indemnified Party in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such Indemnified Party, agrees to contribute to the amount paid or payable by such Indemnified Party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party on the one hand and the Indemnified Party on the other hand from the sale of securities under such registration statement, (ii) the relative fault of the indemnifying party on the one hand and the Indemnified Party on the other hand in connection with the statements, actions or omissions that resulted in such losses, claims, damages or liabilities and (iii) any other relevant equitable considerations. The relative fault of the indemnifying party on the one hand and of the Indemnified Party on the other hand (i) in the case of an untrue or alleged untrue statement of a material fact or an omission or alleged omission to state a material fact, shall be determined by reference to, among other things, whether such statement or omission relates to information supplied by the indemnifying party or by the Indemnified Party respectively and the parties, relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and (ii) in the case of any other action or omission, shall be determined by reference to, among other things, whether such action or omission was taken or omitted to be taken by the indemnifying party or the Indemnified Party respectively and the parties' relative intent, knowledge, access to


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information  and  opportunity  to prevent such action or  omission.  The parties agree that it would not be just and equitable if  contribution  pursuant to this
Section 4(e) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding sentences. The amount paid or payable by the Indemnified Party as a result of the losses, claims, damages or liabilities referred to in such sentences shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating, preparing to defend or defending any such action or claim.

         (f) Non-Exclusivity. The obligations of the parties under this Section 4 shall be in addition to any liability that any party may otherwise have to any other party.

         5. Rule 144. For so long as the Registrable Securities are outstanding, the Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder, and it will take such further action as the Holder may reasonably request, all to the extent required, from time to time to enable the Holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission.

         6. Miscellaneous.

         (a) Amendments and Waivers. This Agreement may be amended and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the prior written consent to such amendment, action or omission to act, of the Holder and such act or omission is not contrary to any applicable law. The Holders of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 6(b), whether or not such Registrable Securities shall have been marked to indicate such consent.

         (b) Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.

         (c)  Notices.  All  notices  and  other  communications   provided  for
hereunder shall be in writing and shall be sent by first class mail, telecopier or hand delivery:

         (1)      If to the Company, to:

                  RTIN Holdings, Inc.
                  Attention: Curtis Swanson
                  2101 E. Loop 281
                  Longview, Texas  75606


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         (2)      If to Founders:

                  MedEx Systems, Inc.
                  Attention: Laurence Solow and Ann E. Rau
                  540 Elmwood Park Blvd.
                  Elmwood, Louisiana  70123.

         Any notice delivered after business hours or on a Saturday, Sunday or legal holiday at the place designated in such delivery shall be deemed for purposes of computing any time period hereunder to have been delivered on the next business day.

         (d) Interpretation. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against the Company or Founders, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

         (e) Headings. The headings in this Agreement are for convenience only and shall not affect the construction hereof.

         (f) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PROVISION THEREOF.

         (g) Remedies.

                  (i) Each of the Company and Founders acknowledge that the other party would not have an adequate remedy at law for money damages in the event that any of the covenants or agreements of the other party in this Agreement were not performed in accordance with its terms, and it is therefore agreed that each of Founders and the Company, in addition to and without limiting any other remedy or right it may have, will have the right to an injunction or other equitable relief in any court of competent jurisdiction, subject to Section 6(f), enjoining any such breach and enforcing specifically the terms and provisions hereof, and each of Founders and the Company hereby waive any and all defenses they may have on the grounds of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief.

                  (ii) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         (h) Severability. In the event that any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (i) Counterpart. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability and binding effect of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                                  RTIN HOLDINGS, INC.


                                                  By: /s/ Curtis Swanson
                                                     ---------------------------
                                                  Name: Curtis Swanson
                                                  Title: Chief Financial Officer



                                                  FOUNDERS:


                                                   /s/ Laurence Solow
                                                  ------------------------------
                                                  Laurence Solow



                                                   /s/ Ann E. Rau
                                                  ------------------------------
                                                  Ann E. Rau